================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               LOMAK PETROLEUM
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                               (Lomak letterhead)

Dear Shareholders:

         On behalf of the Board of Directors, it is our pleasure to invite you to attend Lomak's 1997 Annual Meeting of Shareholders to be held at the Fort Worth Club, 306 West Seventh Street, 12th Floor, Fort Worth, Texas on Thursday, June 19, 1997 at 9:00 a.m. local time.

         Details of the meeting are given in the enclosed Notice of Annual Meeting of Shareholders. During the meeting, we plan to review the business and affairs of the Company and our plans for the coming year.

         We hope you personally attend the meeting, but whether or not you expect to attend, please sign and return the enclosed proxy card at your earliest convenience so that your shares will be represented and voted at the Annual Meeting. You may revoke your proxy prior to, or at the meeting, and still vote in person if you so desire.

                                               Sincerely,

                                               John H. Pinkerton
                                               President

                                                     PRELIMINARY PROXY STATEMENT

                              LOMAK PETROLEUM, INC.
                       500 THROCKMORTON STREET, SUITE 2104
                             FORT WORTH, TEXAS 76102

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 19, 1997

To the Stockholders of Lomak Petroleum, Inc.:

         The Annual Meeting of Stockholders (the "Meeting") of Lomak Petroleum, Inc. (the "Company") will be held at the Fort Worth Club, 306 West Seventh Street, 12th Floor, Fort Worth, Texas, on Thursday, June 19, 1997 at 9:00 a.m. local time. The list of stockholders entitled to vote at the Meeting will be open to the examination of any stockholder during ordinary business hours for a period of ten days prior to the Meeting at the Company's headquarters, 500 Throckmorton Street, Fort Worth, Texas. Such list will also be produced at the time and place of the Meeting and be kept open during the Meeting for the inspection by any stockholder who may be present. The purposes for which the Meeting is to be held are as follows.

         1.       To elect a board of seven Directors, each for one-year terms.

         2. To consider and adopt an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of the Company's common stock, par value $.01 per share (the "Common Stock") from 35 million shares to 50 million shares and increasing the number of authorized shares of Preferred Stock, par value $1 per share (the "Preferred Stock") from 4 million shares to 10 million shares.

         3. To consider and adopt an amendment to the Company's Stock Option Plan increasing the number of authorized shares in the Plan from 2 million to 3 million shares of Common Stock.

         4. To consider and adopt the Company's 1997 Stock Purchase Plan covering 500,000 shares.

         5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

         The holders of shares of Common Stock and the Company's $2.03 Convertible Exchangeable Preferred Stock of record at the close of business on May 15, 1997 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

         Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy and return it in the envelope provided. Any person giving a proxy has the power to revoke it at any time prior to its exercise and, if present at the Meeting, may withdraw it and vote in person.

                                    BY THE ORDER OF THE BOARD OF DIRECTORS

                                                   Jeffery A. Bynum
                                                   Secretary

May 16, 1997
Fort Worth, Texas

                              LOMAK PETROLEUM, INC.
                             500 THROCKMORTON STREET
                                   SUITE 2104
                             FORT WORTH, TEXAS 76102

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 19, 1997

         The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board") of LOMAK PETROLEUM, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held Thursday, June 19, 1997 at 9:00 a.m. local time, at the Fort Worth Club, 306 West Seventh Street, 12th Floor, Fort Worth, Texas 76102 and any adjournment thereof (the "Meeting"). The matters to be considered and acted upon at the Meeting are described in the foregoing Notice of Annual Meeting of Stockholders and this Proxy Statement. This Proxy Statement and the related form of proxy are being mailed on or about May 16, 1997, to all holders of the Company's Common Stock, $.01 par value (the "Common Stock"), the Company's $2.03 Convertible Exchangeable Preferred Stock, $1 par value (the "Preferred Stock") (collectively the "Stockholders") of record on May 15, 1997. Shares of the Common Stock and Preferred Stock represented by proxies will be voted as hereinafter described or as otherwise specified by each Stockholder. Any proxy given by a Stockholder may be revoked by the Stockholder at any time prior to the voting of the proxy by delivering a written notice to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the meeting and voting in person.

         The persons named as proxies are John H. Pinkerton and Chad L. Stephens, President and Senior Vice President of the Company, respectively. The cost of preparing, assembling and mailing the proxy, this Proxy Statement and the other material enclosed and all clerical and other expenses of solicitation will be borne by the Company. In addition to the solicitation of proxies by use of the mails, directors, officers and employees of the Company may solicit proxies by telephone, telegram or personal interview. The Company also will request brokerage firms and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock and Preferred Stock held of record by such custodians and will reimburse such custodians for their expenses in forwarding soliciting materials.

                                  VOTING RIGHTS

         Only holders of shares of Common Stock and Preferred Stock of record at the close of business on May 15, 1997 will be entitled to vote at the Meeting. On April 16, 1997, the Company had 20,326,201 issued and outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter and 1,150,000 outstanding shares of Preferred Stock, each such share entitling the holder thereof to one vote on each matter. Holders of shares of Common Stock and Preferred Stock are not entitled to cumulative voting rights.

         The presence at the Meeting in person or by proxy of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock in the aggregate entitled to vote shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of a plurality of the shares cast at the Meeting and entitled to vote will be required to act on the election of directors, and the affirmative vote by the holders of a majority of the shares cast at the Meeting will be required to act on all other matters to come properly before the Meeting, except for Proposal II, III and IV as to which the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the Meeting shall be required. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter and, in the case of matters other than the election of directors and Proposal II, III and IV, will be not treated as a vote against such matter. Broker non-votes are treated as shares as to which voting power has been withheld by the beneficial owners of such shares and, therefore, as votes not cast.

                               SECURITY OWNERSHIP

         The following table sets forth certain information as of April 16, 1997 regarding (i) the share ownership of the Company by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock or Preferred Stock of the Company, (ii) the share ownership of the Company by each Director and each of the four Named Executive Officers ( as defined under "Executive Compensation - Summary Compensation Table"), (iii) the share ownership of the Company by all Directors and executive officers, as a group. The business address of each officer and Director listed below is: c/o Lomak Petroleum, Inc., 500 Throckmorton Street, Fort Worth, Texas 76102.

                                                                   COMMON STOCK                   PREFERRED STOCK
                                                        -----------------------------------------------------------------
                                                         NUMBER OF SHARES                   NUMBER OF SHARES
                                                           BENEFICIALLY        PERCENT        BENEFICIALLY      PERCENT
OWNER                                                          OWNED           OF CLASS           OWNED         OF CLASS
-----------------------------                           --------------------   ----------   ----------------    --------
Thomas J. Edelman                                              979,541   (1)         4.78%            0               0%
John H. Pinkerton                                              494,093   (2)         2.41%            0               0%
C. Rand Michaels                                               296,598   (3)         1.46%            0               0%
Robert E. Aikman                                                92,776   (4)         0.46%            0               0%
Anthony V. Dub                                                  68,965   (5)         0.34%            0               0%
Allen Finkelson                                                 13,200   (6)         0.06%            0               0%
Ben A. Guill                                                    57,200   (7)         0.28%            0               0%
Steven L. Grose                                                 93,143   (8)         0.46%            0               0%
Chad L. Stephens                                               126,651   (9)         0.62%            0               0%
Thomas W. Stoelk                                                33,500   (10)        0.16%            0               0%
All Directors and executive officers as a group (14 persons) 2,417,747   (11)       11.51%            0               0%


Public Employees Retirement System of Ohio                   1,350,000    (12)       6.64%            0               0%
Cometra Energy, L.P.                                         1,410,106    (13)       6.94%            0               0%
Cincinnati Financial Corporation                                                                 86,957   (14)     7.56%
Guardian Life Insurance Company of America                                                      191,304   (15)    16.64%
Fidelity Management & Research Company                                                          139,130   (16)    12.10%
Palisade Capital                                                                                121,739   (17)    10.59%
Merrill Lynch Asset Management                                                                   91,304   (18)     7.94%
Pecks Management                                                                                 86,957   (19)     7.56%
Putman Investments                                                                               52,174   (20)     4.54%

-----------------

(1) Includes 145,000 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days; 113,333 shares held under IRA, KEOGH and pension plan accounts; 29,916 shares owned by Mr. Edelman's spouse; and 91,200 shares owned by Mr. Edelman's minor children, to which Mr. Edelman disclaims beneficial ownership.
 (2) Includes 171,667 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days; 115,899 shares held under IRA and pension plan accounts; 1,572 shares owned by Mr. Pinkerton's minor children; and 743 shares owned by Mr. Pinkerton's spouse, to which Mr. Pinkerton disclaims beneficial ownership.
 (3) Includes 55,666 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days; 1,804 shares held under the IRA account; 107,011 shares owned by Mr. Michael's spouse; and 19,460 shares owned by Mr. Michael's children, to which Mr. Michaels disclaims beneficial ownership.
 (4) Includes 28,200 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days; 9,366 shares owned by Mr. Aikman's spouse; and 10,010 shares owned by Mr. Aikman's minor children, to which Mr. Aikman disclaims beneficial ownership.
 (5) Includes 7,200 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days.
 (6) Includes 13,200 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days.
 (7) Includes 7,200 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days.
 (8) Includes 55,166 shares which may be purchased under currently exercisable stock option or options that are exercisable within 60 days.
 (9) Includes 56,167 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days; 10,000 shares owned by Mr. Stephens' spouse; and 3,879 shares owned by Mr. Stephens' minor children, to which Mr. Stephens disclaims beneficial ownership.
(10) Includes 32,500 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days.
(11) Includes 674,682 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days.
(12)     Such stockholder's address is 227 East Town Street, Columbus, Ohio 43215.
(13) Such stockholder's address is 500 Throckmorton, Suite 2500, Fort Worth, Texas 76102.
(14)     Such person's address is 6200 South Gilmore Road, Fairfield, Ohio
         45014-5141.
(15)     Such person's address is 201 Park Avenue, New York, New York 10003.
(16)     Such person's address is 82 Devonshire, Boston, Massachusetts 02110.
(17) Such person's address is One Bridge Plaza, Suite 695, Fort Lee, New Jersey 07024.
(18)     Such person's address is 800 Scuddersmill Road, Plainsboro, New Jersey
         08536.
(19) Such person's address is 1 Rockefeller Place, Suite 320, New York, New York 10020.
(20)     Such person's address is One Post Office Square, Boston, Massachusetts
         02109.

                       PROPOSAL I -- ELECTION OF DIRECTORS

NOMINATION AND ELECTION OF DIRECTORS

         The Board has nominated Messrs. Robert E. Aikman, Anthony V. Dub, Thomas J. Edelman, Allen Finkelson, Ben A. Guill, C. Rand Michaels, and John H. Pinkerton (all of whom are members of the present Board) to serve as Directors of the Company for terms of one year expiring at the 1998 Annual Meeting of Stockholders and until their successors have been elected and qualified.

         Unless otherwise specified, shares represented by proxies will be voted in favor of the election of all of the nominees, except that, in the event any nominee should not continue to be available for election, such proxies will be voted for the election of such other persons as the Board may recommend. Management does not presently contemplate that any of the nominees will become unavailable for election for any reason.

         THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

INFORMATION CONCERNING NOMINEES

         The following table sets forth the names of the nominees and certain information with regard to each nominee.

                                       HELD
  NAME OF NOMINEE           AGE    OFFICE SINCE       POSITION WITH COMPANY
  ---------------           ---    ------------       ---------------------

 Robert E. Aikman           65         1990           Director

 Anthony V. Dub             47         1995           Director

 Thomas J. Edelman          46         1988           Chairman and Director

 Allen Finkelson            50         1994           Director

 Ben A. Guill               46         1995           Director

 C. Rand Michaels           60         1976           Vice Chairman
                                                      and Director

 John H. Pinkerton          43         1988           President, Chief Executive
                                                      Officer and Director


Nominees for Election at Annual Meeting:

         ROBERT E. AIKMAN, a Director, joined the Company in 1990. Mr. Aikman has more than 40 years experience in petroleum and natural gas exploration and production throughout the United States and Canada. From 1984 to 1994 he was Chairman of the Board of Energy Resources Corporation. From 1979 through 1984, he was the President and principal shareholder of Aikman Petroleum, Inc. From 1971 to 1977, he was President of Dorchester Exploration Inc., and from 1971 to 1980, he was a Director and a Member of the Executive Committee of Dorchester Gas Corporation. Mr. Aikman is also Chairman of Provident Trade Company, President of EROG, Inc., and President of The Hawthorne Company, an entity which organizes joint ventures and provides advisory services for the acquisition of oil and gas properties, including the financial restructuring, reorganization and sale of companies. He was President of Enertec Corporation which was reorganized under Chapter 11 of the Bankruptcy Code in December 1994. In addition, Mr. Aikman is a director of the Panhandle Producers and Royalty Owners

Association and a member of the Independent Petroleum Association of America, Texas Independent Producers and Royalty Owners Association and American Association of Petroleum Landmen. Mr. Aikman graduated from the University of Oklahoma in 1952.

         ANTHONY V. DUB, was elected to serve as a Director of the Company in 1995. Mr. Dub is Managing Director-Senior Advisor of Credit Suisse First Boston, an international investment banking firm with headquarters in New York City. Mr. Dub joined Credit Suisse First Boston in 1971 and was named a Managing Director in 1981. Mr. Dub received his Bachelor of Arts Degree from Princeton University in 1971.

         THOMAS J. EDELMAN, holds the office of Chairman and is Chairman of the Board of Directors. Mr. Edelman joined the Company in 1988 and served as its Chief Executive Officer until 1992. From 1981 to February 1997, Mr. Edelman served as a director and President of Snyder Oil Corporation ("SOCO"), an independent, publicly-traded oil and gas company. In 1996, Mr. Edelman was appointed Chairman, President and Chief Executive Officer of Patina Oil & Gas Corporation, a publicly traded affiliate of SOCO. Prior to 1981, Mr. Edelman was a Vice President of The First Boston Corporation. From 1975 through 1980, Mr. Edelman was with Lehman Brothers Kuhn Loeb Incorporated. Mr. Edelman received his Bachelor of Arts Degree from Princeton University and his Masters Degree in Finance from Harvard University's Graduate School of Business Administration. Mr. Edelman serves as a director of Petroleum Heat & Power Co. Inc., Star Gas Corporation, Weatherford Enterra, Inc., and Paradise Music & Entertainment, Inc.

         ALLEN FINKELSON, was appointed a Director in 1994. Mr. Finkelson has been a partner at Cravath, Swaine & Moore since 1977, with the exception of the period from September 1983 through August 1985, when he was a managing director of Lehman Brothers Kuhn Loeb Incorporated. Mr. Finkelson was first employed by Cravath, Swaine & Moore as an associate in 1971. Mr. Finkelson received his Bachelor of Arts Degree from St. Lawrence University and his Doctor of Laws Degree from Columbia University School of Law.

         BEN A. GUILL, was elected to serve as a Director of the Company in 1995. Mr. Guill is a Partner and Managing Director of Simmons & Company International, an investment banking firm located in Houston, Texas focused exclusively on the oil service and equipment industry. Mr. Guill has been with Simmons & Company since 1980. Prior to joining Simmons & Company, Mr. Guill was with Blyth Eastman Dillon & Company from 1978 to 1980. Mr. Guill received his Bachelor of Arts Degree from Princeton University and his Masters Degree in Finance from the Wharton Graduate School of Business at the University of Pennsylvania.

         C. RAND MICHAELS, who holds the office of Vice Chairman and is a Director, served as President and Chief Executive Officer of the Company from 1976 through 1988 and Chairman of the Board from 1984 through 1988, when he became Vice Chairman. Mr. Michaels received his Bachelor of Science Degree from Auburn University and his Master of Business Administration Degree from the University of Denver. Mr. Michaels is also a director of American Business Computers Corporation of Akron, Ohio, a public company serving the beverage dispensing and fast food industries and North Coast Energy, Inc., an independent, publicly-traded oil and gas company.

         JOHN H. PINKERTON, President, Chief Executive Officer and a Director, joined the Company in 1988. He was appointed President in 1990 and Chief Executive Officer in 1992. Previously, Mr. Pinkerton was Senior Vice President-Acquisitions of SOCO. Prior to joining SOCO in 1980, Mr. Pinkerton was with Arthur Andersen & Co. Mr. Pinkerton received his Bachelor of Arts Degree in Business Administration from Texas Christian University and his Master of Arts Degree in Business Administration from the University of Texas. Mr. Pinkerton is also a director of North Coast Energy, Inc., an independent, publicly-traded oil and gas company.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

         During 1996, the Board met in person or by telephone nine times. During 1996, each Director attended or participated in at least 67% of the meetings of the Board and of the Committees on which they served. In addition, management confers frequently with its Directors on an informal basis to discuss Company affairs.

         The Board has established five committees to assist in the discharge of its responsibilities.

         EXECUTIVE COMMITTEE. The Executive Committee was established in 1994 to review and authorize actions required in the management of the business and affairs of the Company, which would otherwise be determined by the Board, where it is not practicable to convene the full Board. The members of the Executive Committee are Messrs. Edelman, Finkelson and Pinkerton. During 1996, the Committee held no meetings.

         COMPENSATION COMMITTEE. The Compensation Committee reviews and approves executive salaries and administers bonus, incentive compensation and stock option plans of the Company. This Committee advises and consults with management regarding pensions and other benefits and significant compensation policies and practices of the Company. This Committee also considers nominations of candidates for corporate officer positions. The members of Compensation committee are Messrs. Aikman, Finkelson and Guill. During 1996, the Committee held two meeting.

         AUDIT COMMITTEE. The Audit Committee reviews the professional services provided by the Company's independent public accountants and the independence of such accountants from management of the Company. This Committee also reviews the scope of the audit coverage, the annual financial statements of Lomak and such other matters with respect to the accounting, auditing and financial reporting practices and procedures of Lomak as it may find appropriate or as have been brought to its attention. The members of the audit committee are Messrs. Aikman, Dub and Guill. During 1996, the Committee held two meetings.

         DIVIDEND COMMITTEE. The Dividend Committee was established in late 1996 and is authorized and directed to approve the payment of dividends on all of the Company's securities at the same rates as were paid by the Company to its shareholders in the previous quarter. The members of the Dividend Committee are Messrs. Edelman and Pinkerton. During 1996, the Committee held one meeting.

         INSIDER TRANSACTION REVIEW COMMITTEE. The Insider Transaction Review Committee was established in late 1996 and is responsible for reviewing certain grants, issuances and dispositions of the Company's common stock under each of the Company's benefit plans. The members of the Insider Transaction Review Committee are Messrs. Finkelson and Guill. During 1996, the Committee held no meetings.

         Non-officer Directors receive $3,750 per calendar quarter and $750 for each Committee meeting attended and are reimbursed for expenses in attending Board and Committee meetings. Directors who are officers of the Company or its affiliates are not compensated for their Board and Committee activities.

                               EXECUTIVE OFFICERS

         Set forth below is certain information, as of April 1, 1997, regarding the executive officers of the Company:

  NAME                         AGE    OFFICER SINCE       POSITION(S) WITH COMPANY
  ----                         ---    -------------       ------------------------

  Thomas J. Edelman            46         1988            Chairman

  John H. Pinkerton            43         1988            President and Chief Executive Officer

  C. Rand Michaels             60         1976            Vice Chairman

  Steven L. Grose              48         1980            Senior Vice President - Appalachia Region

  Chad L. Stephens             42         1990            Senior Vice President - Midcontinent Region

  Thomas W. Stoelk             41         1994            Senior Vice President - Administration and
                                                          Chief Financial Officer

  Danny M. Sowell              46         1996            Vice President - Gas Management

  Jeffery A. Bynum             42         1985            Vice President - Land

  George A.Teer                49         1997            Vice President - Texas Division

  Paul F. Blanchard            36         1997            Vice President - Oklahoma Division

  John R. Frank                41         1994            Controller

  Geoffrey T. Doke             30         1996            Treasurer

         For biographical information with respect to Messrs. Edelman, Pinkerton and Michaels, see "Election of Directors - Information Concerning Nominees" above.

         STEVEN L. GROSE, Senior Vice President-Appalachia Region, joined the Company in 1980. Previously, Mr. Grose was employed by Halliburton Services, Inc. as a Field Engineer from 1971 until 1974. In 1974, he was promoted to District Engineer and in 1978, was named Assistant District Superintendent based in Pennsylvania. Mr. Grose is a member of the Society of Petroleum Engineers and a trustee of The Ohio Oil and Gas Association. Mr. Grose received his Bachelor of Science Degree in Petroleum Engineering from Marietta College. Mr. Grose is also a director of North Coast Energy, Inc. an independent , publicly-traded oil and gas company.

         CHAD L. STEPHENS, Senior Vice President-Midcontinent Region, joined the Company in 1990. Previously, Mr. Stephens was a landman with Duer Wagner & Co., an independent oil and gas producer, since 1988. Prior thereto, Mr. Stephens was an independent oil operator in Midland, Texas for four years. From 1979 to 1984, Mr. Stephens was a landman for Cities Service Company and HNG Oil Company. Mr. Stephens received his Bachelor of Arts Degree in Finance and Land Management from the University of Texas.

         THOMAS W. STOELK, Senior Vice President - Administration and Chief Financial Officer, joined the Company in 1994. Mr. Stoelk is a Certified Public Accountant and was a Senior Manager with Ernst & Young LLP. Prior to rejoining Ernst & Young LLP in 1986 he was with Partners Petroleum, Inc. Mr. Stoelk received his Bachelor of Science Degree in Industrial Administration from Iowa State University.

         DANNY M. SOWELL, Vice President-Gas Management, joined the Company in 1996. Previously, Mr. Sowell was Chief Executive Officer and President of Jay Gas Marketing, which Lomak acquired May 1, 1996. Prior to founding Jay Gas Marketing, Mr. Sowell was Director of Marketing for a subsidiary of Oklahoma Gas & Electric Company. From 1975 to 1988, Mr. Sowell held various technical and international management positions with Phillips Petroleum Co. Mr. Sowell received his Master and Bachelor of Science Degrees in Mathematics from Lamar University.

         JEFFERY A. BYNUM, Vice President-Land and Secretary, joined the Company in 1985. Previously, Mr. Bynum was employed by Crystal Oil Company and Kinnebrew Energy Group of Shreveport, Louisiana. Mr. Bynum holds a Professional Certification with American Association of Petroleum Landmen and attended Louisiana State University in Baton Rouge, Louisiana and Centenary College in Shreveport, Louisiana.

         GEORGE A. TEER, Vice President-Texas Division, joined the Company in 1994. Previously Mr. Teer was employed by Bass Enterprises from 1974 to 1994 and served as Production manager of their West Texas Division in Midland, Texas. Mr. Teer received his Bachelor of Science Degree in Petroleum Engineering from Texas A & M University.

         PAUL F. BLANCHARD, Vice President-Oklahoma Division, joined the company in 1997. Previously Mr. Blanchard was the Operations manager for the Oklahoma Division of Enron Oil & Gas Company, where he was employed form 1991 to 1997. From 1990 to 1991, Mr. Blanchard was Senior Reservoir Engineer for the Louisiana Land and Exploration Company in Oklahoma City, Oklahoma. Prior to that, Mr. Blanchard served in various operational and reservoir engineering capacities for the Texas Oil & Gas Company, Oklahoma District, from 1981 to 1990. Mr. Blanchard received his Bachelor of Science Degree in Petroleum Engineering from the University of Oklahoma.

         JOHN R. FRANK, Controller and Chief Accounting Officer, joined the Company in 1990. From 1989 until he joined Lomak in 1990, Mr. Frank was Vice President Finance of Appalachian Exploration, Inc. Prior thereto, he held the positions of Internal Auditor and Treasurer with Appalachian Exploration, Inc. beginning in 1977. Mr. Frank received his Bachelor of Arts Degree in Accounting and Management from Walsh College and attended graduate studies at the University of Akron.

         GEOFFREY T. DOKE, Treasurer, joined the Company in 1991. He was appointed Treasurer in 1996. Previously, Mr. Doke served in the accounting department of Edisto Resources Corporation. Mr. Doke received his Bachelor of Business Administration Degree in Finance and International Business from Baylor University and his Master of Business Administration Degree from Case Western Reserve University.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for officers and certain other managers and administers the Company's stock option plan for all employees.

         In establishing compensation policies, the Committee believes that the cash compensation of executive officers, as well as other key employees, should be competitive with other similar size oil and gas companies while, within the Company, being fair and discriminating on the basis of personal performance. Annual awards of stock options and restricted stock grants are intended both to retain executives and to motivate them to improve long-term stock market performance.

         In establishing total cash compensation (salary plus bonus) for its executives, the Company targets the median cash compensation for competitors of executives having similar responsibilities. Base salaries have historically been set below the median, so that bonuses, which are primarily determined by individual performance, will constitute a larger portion of cash compensation. The base salary for Mr. Pinkerton was increased 16% during 1996. Mr. Pinkerton's bonus is based on Company performance. The Committee has not established any particular formula or singled out particular factors as more important than others. In determining Mr. Pinkerton's larger bonus for 1996, the Committee considered the fact that 1996 constituted the seventh consecutive year in which the Company had established records for virtually all financial parameters, including revenues, cash flow and net income. In addition, the Committee considered more subjective criteria, such as steps taken during 1996 to improve the Company's long-term prospects. The bonuses of other executives are influenced by Company performance, but are determined primarily based upon performance of the executive's duties and success in attaining performance goals which are directed toward improving Company performance.

         Stock options and bonuses are awarded to Mr. Pinkerton and other executives and key employees to retain and motivate the grantees and to improve long-term market performance. To date, options have been granted only at the prevailing market price and will have value only if the price of the Common Stock increases. Generally, to provide incentives for its executives to remain with the Company and to benefit for the improvement in the performance of the Company, options have a term of five years and vest 30% after one year, an additional 30% after two years and fully after three years. An employee must be employed by the Company at the time of vesting in order to exercise the options. In addition, annual bonuses are awarded with 50% of the amount payable in the year of the award, and 50% vesting on January 1 of the year following the award. These bonuses are payable, at the option of the employee, in cash or shares of the Company's Common Stock. An employee must be employed by the Company at the time of vesting in order to receive the vested bonus previously granted to such employee. The restricted stock issued pursuant to the bonuses represents unregistered shares and therefore initially cannot be sold by the recipient.

         The Committee generally determines the number of options granted and the amount of the bonuses awarded to Mr. Pinkerton and to other executives and key employees based on how an individual's responsibilities might affect the long-term price of the Common Stock. The Committee occasionally grants additional options when the Committee believes additional incentives are appropriate.

         In the aggregate, approximately 22% of the Named Executive Officers' cash compensation for 1996 consisted of incentive bonuses tied to Company and individual performance. Mr. Pinkerton received approximately 31% of his cash compensation for 1996 from incentive bonuses. When the potential future value of stock options and restricted stock grants are included (assuming a 10% annual increase in the stock price), approximately 67% of the total compensation of Mr. Pinkerton for 1996 is from incentives which are linked to creation of stockholder value.

         No voting member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. No member of the Compensation Committee had any Compensation Committee Interlocks during the Company's last fiscal year.

         The foregoing report has been furnished by the members of the Committee. The members of the committee are Messrs. Aikman, Finkelson and Guill.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The voting members of the Company's Compensation Committee consisits of Messrs. Aikman, Finkelson and Guill, none of whom are officers of the Company.

SUMMARY COMPENSATION TABLE

         The following table sets forth information for the fiscal years ended December 31, 1996, 1995, and 1994 respecting all compensation awarded to, earned by or paid to all persons who were chief executive officers at anytime in 1996 and the four highest paid executive officers (named executives), other than the Chief Executive Officer, whose aggregate annual salary and bonuses exceeded $100,000 for the 1996 fiscal year (the "Named Executive Officers").

                                                                                     Long-term
                                                       Annual Compensation          Compensation
                                                     ------------------------    -------------------
                Name and                                                            Stock Option         All Other
           Principal Position               Year       Salary      Bonus(a)          Awards (#)       Compensation(b)
----------------------------------------- ---------- ------------ ----------- -- ------------------- -------------------

Thomas J. Edelman                           1996        $133,077    $116,250           50,000             $  36,996
Chairman                                    1995         120,480      63,750           50,000                10,608
                                            1994         100,000      37,500           50,000                 8,246

John H. Pinkerton                           1996         199,487     232,500           50,000                23,976
President & Chief Executive                 1995         151,750     147,500           50,000                14,062
Officer                                     1994         145,846     108,500           50,000                13,610

Steven L. Grose                             1996          99,237      42,500           25,000                 8,137
Senior Vice President-Appalachia

Chad L. Stephens                            1996         101,524      60,000           25,000                18,430
Senior Vice President-Midcontinent          1995          89,788      41,250           25,000                 7,093
                                            1994          76,192      37,000           25,000                 5,460

Thomas W. Stoelk                            1996         106,634      52,500           25,000                13,863
Senior Vice President-Administration        1995          98,471      31,250           25,000                 8,159


       (a) Includes amounts earned or vested in the specified fiscal year, whether or not received during such fiscal year. Prior to 1996, annual bonuses are awarded with 50% of the amount payable in the year of the award, 25% vesting on January 1 of the year following the award and the remaining 25% vesting on January 1 of the second year after the award. During 1996, annual bonuses to Messrs. Grose, Stephens and Stoelk were awarded with 50% of the amount payable in the year of the award and 50% vesting on January 1 of the year following the award. During 1996, annual bonuses for Messrs. Edelman and Pinkerton were awarded with 50% payable to the recipient in the year of award and 50% contributed to the recipient's deferred compensation plan in the year of award, vesting 33 1/3 % on January 1, for each of the three years following the award unless waived by the Board of Directors. An employee must be employed by the Company at the time of vesting in order to receive the vested bonus previously granted to such employee. The bonuses payable to the recipients are, at the option of the employee, payable in cash or shares of the Company's Common Stock. The bonuses contributed to the deferred compensation plan were determined by the Compensation Committee. The restricted stock issued pursuant to the bonuses represent unregistered shares and therefore initially cannot be sold by the recipient.

       (b) Represents amounts contributed by the Company to the Employee 401(k) and Deferred Compensation Plans.

STOCK OPTION GRANTS AND EXERCISES

         The Company's stock option plan, which is administered by the Compensation Committee, provides for the granting of options to purchase shares of Common Stock to key employees and certain other persons who are not employees for advice or other assistance or services to the Company. The plan permits optionees to acquire up to 2 million shares of Common Stock to be outstanding at any time subject to the limitation that the outstanding options cannot exceed 10% of all outstanding Common Stock on a fully diluted basis. All options issued under the plan vest 30% after one year, 60% after two years and 100% after three years. At December 31, 1996 a total of 1,232,499 options had been granted under the plan of which 515,849 were exercisable at that date. The options outstanding at December 31, 1996 were granted at exercise prices ranging from $3.38 to $13.88 per share. The exercise price of all such options was equal to the fair market value of the Common Stock on the date of grant.

         The Company's Outside Directors Stock Option Plan (the "Directors Plan"), which is administered by the Compensation Committee, provides for the granting of options to purchase shares of Common Stock to outside directors of the Company. The plan permits optionees to acquire up to 200,000 shares of Common Stock. All options issued under the plan vest 30% after one year, 60% after two years and 100% after three years. At December 31, 1996 a total of 76,000 options had been granted under the plan of which 16,800 were exercisable at that date. The options outstanding at December 31, 1996 were granted at exercise prices ranging from $7.75 to $13.88 per share. The exercise price of all such options was equal to the fair market value of the common stock on the date of grant.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information for the fiscal year ended December 31, 1996, respecting the grant of stock options to the Named Executive Officers. The stock options were granted at the market price on the date of grant. No stock appreciation rights have ever been granted by the Company.

                                                                                     Potential Realizable
                                                                                       Value at Assumed
                                                                                     Annual Rates of Stock
                                                                                    Price Appreciation for
                                          Individual Grants                               Option Term
                       --------------------------------------------------------     ------------------------
                         Number of      Percent of
                        securities     Total Options
                        Underlying      Granted to
                          Options      Employees in    Exercise    Expiration
        Name            Granted (#)     Fiscal Year      Price        Date              5%          10%
---------------------- -------------- ---------------- ----------- ------------ --- ----------- ------------
Thomas J. Edelman             50,000            13.2%    $  10.50    3/12/01          $144,900     $320,775
John H. Pinkerton             50,000            13.2%       10.50    3/12/01           144,900      320,775
Steven L. Grose               25,000             6.6%       10.50    3/12/01            72,450      160,388
Chad L. Stephens              25,000             6.6%       10.50    3/12/01            72,450      160,388
Thomas W. Stoelk              25,000             6.6%       10.50    3/12/01            72,450      160,388

       (a) The assumed annual rates of stock price appreciation used in showing the potential realization value of stock option grants are prescribed by the Securities and Exchange Commission. The actual realized value of the options may be significantly greater or less than assumed amounts. For options granted in 1996, the values shown for 5% and 10% appreciation equate to a stock price of $13.40 and $16.92, respectively, at the expiration date of the options.

YEAR END OPTION VALUES TABLE

         The following table sets forth information at December 31, 1996, respecting exercisable and non exercisable options held by the Named Executive Officers. The table also includes the value of "in-the-money" options which represents the spread between the exercise price of the existing stock options and the year end Common Stock price of $17.125.

                                                         Number of Securities          Value of
                                                              Underlying              Unexercised
                                                             Unexercised              In-the-Money
                                                          Options at Fiscal         Options at Fiscal
                              Shares                        Year-End 1996             Year-End 1996
                            Acquired on      Value       (Unexercisable (U)/       (Unexercisable (U)/
          Name             Exercise (#)     Realized       Exercisable (E))          Exercisable (E))
-------------------------- -------------- ------------- ----------------------- ----------------------
Thomas J. Edelman                  -0-       $    -0-                105,000 U            $ 805,625 U
                                                                      95,000 E              863,125 E

John H. Pinkerton                 63,333       467,081               105,000 U              863,125 U
                                                                     121,667 E            1,460,662 E

Steven L. Grose                    6,667        44,969                52,500 U              431,563 U
                                                                      35,166 E              358,593 E

Chad L. Stephens                   5,000        29,350                52,500 U              431,563 U
                                                                      36,167 E              370,610 E

Thomas W. Stoelk                    -0-           -0-                 46,500 U              378,313 U
                                                                      13,500 E              128,188 E

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

         Set forth below is a line graph comparing the percentage change in the cumulative total return of the Common Stock, Dow Jones Secondary Oils Index, and the S&P 500 Index for the five year period ending December 31, 1996. The graph assumes that the value of the investment in the Common Stock and each index was $100 on December 31, 1991. During this period, a dividend of $.01 per share was paid on the Common Stock.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

                                    [GRAPHIC]


                                    1991    1992    1993    1994    1995    1996
                                    ----    ----    ----    ----    ----    ----
Lomak Petroleum, Inc.               $100    $ 75    $128    $122    $173    $303
DJ Secondary Oils                    100     101     112     119     135     164
S&P 500                              100     109     119     120     160     195


EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

         The Board has adopted a change in control plan pursuant to which a key employee group comprised of executive officers and other key employees of the Company designated by the Board (the "Management Group") will receive a certain level of severance and vesting benefits if there is a change in control of the Company and all other employees of the Company (the "Employee Group") will receive more limited severance and vesting benefits. The Company has no employment agreements with its employees.

         Upon a change in control of the Company all non-vested securities of the Company held by persons in both the Executive Group and the Employee Group, including, without limitation, all non-vested options to purchase Common Stock held by them, will automatically vest.

         If any person in the Management Group is terminated within one year of such change in control or if job responsibilities or compensation of a person in the Management Group is materially altered within one year of such change in control, then such person shall receive a lump sum payment (the "Management Payment") equal to (i) an amount equal to such person's base salary for the year in which the Management Payment is to be made plus (ii) an amount equal to the average of such person's bonuses for each of the two years prior thereto. If any person in the Employee Group is terminated within one year of such change in control, then such person shall receive a lump sum payment (the "Employee Payment") equal to (i) an amount equal to one quarter of such person's base salary for the year in which the Employee Payment is to be made plus (ii) an amount equal to one quarter of the average of such person's bonuses for each of the two years prior thereto.

         Notwithstanding the foregoing, the amount of either the Management Payment or the Employee Payment (collectively, the "Payment") is dependent upon the duration of employment with the Company, with each person receiving one third of the Payment if they have been employed by the Company for less than two years, two thirds of the Payment if they have been employed by the Company for between two and three years and receiving the full amount of the Payment if they have been employed by the Company for at least three years.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Edelman, Chairman of the Company, previously served as an executive officer and is currently a shareholder of Snyder Oil Corporation ("SOCO"). The Company and SOCO hold no interests in any of the same properties.

         During 1995, the Company incurred fees of $145,000 to the Hawthorne Company in connection with acquisitions. Mr. Aikman, a director of the Company, is an executive officer and a principal owner of the Hawthorne Company. The fees were consistent with those paid by the Company to third parties for similar services.

                   PROPOSAL II - APPROVAL OF AMENDMENT TO THE
                       COMPANY'S ARTICLES OF INCORPORATION

         The Board of Directors on April 4, 1997 unanimously approved a proposed amendment to Article IV of the Company's Articles of Incorporation. The proposed amendment to Article Fourth would increase the number of authorized shares of Common Stock from 35 million shares to 50 million shares and increase the number of authorized shares of Preferred Stock from 4 million shares to 10 million shares. This proposed amendment, a copy of which is set forth in EXHIBIT A, is being submitted to the Meeting for Stockholder approval.

REASONS FOR PROPOSED AMENDMENT

         The Company's goal is to build itself into a prominent independent oil and gas company. A portion of this growth is expected to be financed through the issuance of additional equity of the Company. In this regard, the Board believes that authorization of additional shares of Common Stock and Preferred Stock will provide the Company with greater flexibility in effectively consummating acquisitions and raising capital.

         The Board of Directors has the authority to issue shares of Common Stock and shares of Preferred Stock for such corporate purposes as it may from time to time deem to be in the best interests of the Company, including fixing the voting, dividend, redemption, conversion, liquidation and other terms of different series of Preferred Stock, all without stockholder approval. The proposed Amendment would not change the rights of the holders of any of the Company's outstanding Common Stock or Preferred Stock.

         If the amendment is approved, the Board may cause the issuance of additional shares of Common Stock and Preferred Stock without further vote of Stockholders of the Company, except as provided under the Delaware corporate law or under the rules of any securities exchange on which shares of the Common Stock or Preferred Stock are then listed. Current Stockholders have no preemptive or like rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the company in order to maintain their proportionate ownership thereof. The effects of the authorization of additional shares of the Common Stock and Preferred Stock may also include dilution of the voting dividends and of liquidation proceeds payable to the holders of currently outstanding Common Stock and Preferred Stock.

         In addition, the Board could use authorized but unissued shares of the Common Stock and Preferred Stock to create impediments to a takeover or a transfer of control of the Company. Accordingly, the increase in the number of authorized shares of the Common Stock and Preferred Stock may deter a future takeover attempt which holders of the Common Stock and Preferred Stock may deem to be in their best interest or in which holders of the Common Stock and Preferred Stock may be offered a premium for their shares over the market price. The Board is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the amendment to increase the authorized Common Stock and Preferred Stock is not prompted by any specific effort or takeover threat currently perceived by management.

         The Board will, in the exercise of its fiduciary duties to the Stockholders, weigh all the factors carefully, together with the needs and prospects of the Company, before committing to the issuance of further shares not requiring stockholder approval.

RECOMMENDATION:

         THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES ENTITLED TO VOTE AT THE MEETING IS REQUIRED FOR APPROVAL OF THE PROPOSED AMENDMENT. THE BOARD BELIEVES THAT IT IS APPROPRIATE AND ADVISABLE THAT THE STOCKHOLDERS ADOPT THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT.

                           PROPOSAL III - APPROVAL OF
                  AMENDMENT TO THE COMPANY'S STOCK OPTION PLAN

         The Board of Directors on April 4, 1997 unanimously approved a proposed amendment to Section 1.01 of the Company's Stock Option Plan (the "Plan"). The proposed amendment to Section 1.01 would increase the number of shares of the Common Stock reserved under the Plan from 2 million to 3 million. However, no new options may be granted which would result in their being outstanding aggregate options exceeding 10% of the Common Stock outstanding plus those shares issuable under convertible securities. The proposed amendment, a copy of which is set forth in EXHIBIT B, is being submitted to the Meeting for Stockholder approval.

EFFECT OF AND REASONS FOR PROPOSED AMENDMENT

         The purpose of increasing the number of shares of Common Stock reserved under the Plan is to strengthen the ability of the Company to attract and to retain the services of experienced and knowledgeable individuals and key employees (the "Participants") as members of management of the Company, to extend to them the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company, and to provide those individuals with an additional incentive to continue in their position, for the best interest of the Company and its stockholders.

         Under the Plan, if the amendment is approved by the Stockholders, the Company will increase the number of shares reserved under the Plan from 2 million to 3 million shares of Common Stock (the "Stock Options"). The exercise price for each Stock Option will be the fair market value on the date of grant. However, no new options may be granted which would result in their being outstanding aggregate options exceeding 10% of the Common Stock outstanding together with those shares of Common Stock issuable under convertible securities.

         Stock Options may be exercised, during the period beginning one year after the date of grant and ending five years after the date of grant, provided that 30% of the shares of Common Stock covered by any such Stock Option vest one year after the date of grant, an additional 30% of such shares of Common Stock vest two years after the date of grant, and all remaining shares of Common Stock vest three years after the date of grant.

         If a Participant ceases, for any reason other than such Participant's death or disability, to be an employee of the Company or any of its affiliates, the portion, if any, of such Stock Options that remain unexercised, including that portion, if any, that is not yet exercisable, on the date Participant ceases to be an employee of the Company or any of its affiliates, shall terminate and cease to be exercisable as of such date unless waived by the Board of Directors.

         If a Participant ceases, by reason of a disability, to be an employee of the Company or any of its affiliates, such Participant shall have the right for 90 days after the date such Participant ceases to be an employee of the Company or its affiliates to exercise his Stock Options to the extent such Stock Options are exercisable on such date, and thereafter such Stock Options shall terminate and cease to be exercisable unless waived by the Board of Directors.

         If a Participant dies while an employee of the Company or any of its affiliates, such Stock Options shall be exercisable by such Participant's legal representatives, legatees, or distributees for 90 days following the date of such Participant's death to the extent such Stock Options are exercisable on such Participant's date of death. Thereafter such Stock Options shall terminate and cease to be exercisable unless waived by the Board of Directors.

EXERCISE

         Payment for stock issued upon the exercise of a Stock Option may be made in cash or, with the consent of the Compensation Committee (i) by assigning and delivering to the Company whole shares of Common Stock owned by the holder of the Stock Option for at least six months prior to the date of exercise or
(ii) partly in cash and partly in such shares of Common Stock. Any shares of Common Stock so assigned and delivered to the Company in payment or partial payment of the purchase price shall be valued at the fair market value on the date of exercise.

         A Participant may be required to pay to the Company at the time of exercise of a Stock Option or portion thereof the amount that the Company deems necessary to satisfy its obligation to withhold Federal, state, or local income or other taxes incurred by reason of such exercise. Where the exercise of a Stock Option does not give rise to an obligation to withhold Federal, state, or local income or other taxes on the date of exercise, the Company may, in its discretion, require a Participant to place shares of Common Stock purchased under the Stock Option in escrow for the benefit of the Company until such time as Federal, state, or local income or other tax withholding is no longer required with respect to such shares or until such withholding is required on amounts included in the gross income of the Participant as a result of the exercise of a Stock Option or the disposition of shares of Common Stock acquired pursuant thereto.

FEDERAL INCOME TAX CONSEQUENCES

         There are no tax consequences to the Participants or the Company by reason of the grant of the Stock Options. Upon exercise, the Participant will recognize taxable ordinary income equal to the excess of the Common Stock's fair market value on the date of exercise over the exercise price. Generally, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the Participant. Upon disposition of the Common Stock, the Participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year.

RECOMMENDATION:

         THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES CAST AT THE MEETING IS REQUIRED FOR APPROVAL OF THE PROPOSED AMENDMENT. THE BOARD BELIEVES THAT IT IS APPROPRIATE AND ADVISABLE THAT THE STOCKHOLDERS ADOPT THE PROPOSED AMENDMENT TO THE PLAN AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT.

                            PROPOSAL IV - APPROVAL OF
                            1997 STOCK PURCHASE PLAN

THE PROPOSAL

On April 4, 1997, the Board of Directors adopted the 1997 Stock Purchase Plan (the "1997 Plan"), subject to stockholder approval covering 500,000 shares. The purpose of the 1997 Plan is both to retain directors, executives and other key employees ("Participants") and to motivate them to improve long-term stock performance. Under the 1997 Plan, Participants may purchase a specified number of shares at a specified price (ranging from 50% to 85% of market value) as offered by the Compensation Committee of the Board (the "Compensation Committee").

         The 1997 Plan will be administered by the Compensation Committee which has the sole authority to determine the terms and conditions (which need not be identical) of such purchases including the persons to whom, and the time or times at which, purchase grants will be awarded, the number of shares which may be purchased by each such person and the exercise price. Payment for stock purchased must be made in cash on the date of such grant.

         The Company has maintained the 1994 Stock Purchase Plan ("1994 Plan") which is identical to the 1997 Plan. As of April 4, 1997 371,000 shares had been sold for a total consideration of $2.7 million at a price of 75% of market value at the time of sale under the 1994 Plan. Upon approval by the shareholders of the 1997 Plan, the 1994 Plan will terminate and no further grants will be made thereunder. A copy of the 1997 Stock Purchase Plan is annexed hereto as EXHIBIT C.

RECOMMENDATION:

         THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES CAST AT THE MEETING IS REQUIRED FOR APPROVAL OF THE PROPOSED AMENDMENT. THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE 1997 PLAN.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than ten percent of the Company's stock to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission and the NASDAQ. Copies of such reports are required to be furnished to the Company.

         Based solely on a review of such forms furnished to the Company and certain written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

OTHER BUSINESS

         Management of the Company knows of no other business which will be presented for consideration at the meeting, but should any other matters be brought before the Meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.

ANNUAL REPORT

         The Annual Report for the fiscal year ended December 31, 1996, accompanies this proxy statement. The Annual Report does not constitute a part of the proxy soliciting material.

STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         Any stockholder desiring to present to stockholders a stockholder proposal at the 1998 Annual Meeting must transmit such proposal to the Company so that it is received by the Company on or before January 16, 1998. All such proposals should be in compliance with applicable Securities and Exchange Commission regulations.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      Jeffery A. Bynum
                                      Secretary


May 16, 1997
Fort Worth, Texas

                                                                       Exhibit A

                           TEXT OF PROPOSED AMENDMENT
             WITH RESPECT TO THE COMPANY'S ARTICLES OF INCORPORATION

         RESOLVED, that Article Fourth of the Company's Articles of Incorporation be amended to read as follows:

         "FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 60,000,000 shares, divided into the classes as follows:

         10,000,000        Serial Preferred Shares having a par value of $1.00
                           per share and,

         50,000,000        Common Shares having a par value of $.01 per share,
                           and"

The remainder of Article FOURTH shall remain unchanged.

                                                                       Exhibit B

                         TEXT OF PROPOSED PLAN AMENDMENT
                               WITH RESPECT TO THE
                           COMPANY'S STOCK OPTION PLAN

         RESOLVED, that the plan agreement of the Company's 1989 Stock Option Plan, as amended, be further amended by deleting Section 1.01 thereof and substituting the following therefore:

         1.01 DESCRIPTION OF STOCK AND MAXIMUM SHARES ALLOCATED. Subject to the adjustments provided for in Paragraph 5.06 hereof, the stock to which options granted hereunder give the holder thereof the right to purchase shall be shares of the Corporation's authorized common stock, $.01 par value (together with any other securities with respect to which options granted hereunder may become exercisable, hereinafter referred to as the "Stock"), and may become unissued or reaquired shares, as the Board of Directors of the Corporation (the "Board of Directors") may, in its sole and absolute discretion, from time to time determine. Subject to the adjustments provided for in Paragraph 5.06 hereof, the aggregate number of shares of Stock to be issued pursuant to the exercise of all options granted hereunder shall not exceed 3,000,000 shares. Notwithstanding the foregoing, no option may be granted which would result in there being outstanding aggregate options covering a number of shares of Common Stock greater than 10% of the Corporation's then outstanding shares of Common Stock (including for calculation purposes all shares of Common Stock issuable upon exercise of outstanding warrants and other convertible securities of the Corporation.)

                                                                       Exhibit C

                              LOMAK PETROLEUM, INC.
                            1997 STOCK PURCHASE PLAN

                                    ARTICLE I

                                     PURPOSE
                                     -------

         The purpose of the Plan is to provide Eligible Persons, as defined herein, of Lomak Petroleum, Inc. (the "Company") with an opportunity to purchase Common Stock of the Company and thereby participate in the growth and future prospects of the Company. Each Participant will be entitled to purchase Common Stock at prices ranging from between 50% to 85% of the then fair market value of Common Stock. The Plan is not intended to comply with the provisions of Section 423 of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE II

                                   DEFINITIONS
                                   -----------

         The following terms, when capitalized, shall have the meanings specified below unless the context clearly indicates to the contrary.

         2.1 "Board of Directors" shall mean the Board of Directors of the Company.

         2.2 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         2.3 "Committee" or "Stock Purchase Plan Committee" shall mean the Stock Purchase Plan Committee appointed by the Board of Directors in accordance with Article III of the Plan.

         2.4 "Committee Member" shall mean any past, present or future member of the Committee.

         2.5 "Common Stock" shall mean the Common Stock, $.01 par value per share, of the Company.

         2.6 "Company" shall mean Lomak Petroleum, Inc., a Delaware corporation.

         2.7 "Effective Date" shall mean the date the Plan is declared operative by the Board of Directors.

         2.8 "Eligible Person" shall, with respect to any Purchase Date, mean only those persons who are officers, directors, key employees or consultants of the Company, as determined in the discretion of the Committee.

         2.9 "Offering" shall mean the offering of shares of Common Stock to Eligible Persons pursuant to the Plan that occurs on each Purchase Date or on such other date or dates as the Committee may determine.

         2.10 "Participant" shall mean an Eligible Person who elects to participate in the Plan.

         2.11 "Plan" shall mean the Lomak Petroleum, Inc. 1994 Stock Purchase Plan, as amended.

         2.12 "Plan Year" shall mean each calendar year during the term of the Plan commencing on January 1, 1997.

         2.13 "Preferred Stock" shall mean the Preferred Stock, $1 par value per share, of the Company.

         2.14 "Purchase Amount" shall mean an amount, not less than $1,000 in any Plan Year and not more than such amounts as may from time to time be determined by the Committee, to be applied to the purchase of Common Stock pursuant to this Plan.

         2.15 "Purchase Date" shall mean the last business day of March, June, September and December in each Plan Year or any such other date or dates as the Committee may determine.

         2.16 "Stock Purchase Account" shall mean each separate account maintained for a Participant under the Plan, collectively or singly as the context requires. All Accounts shall be fully vested at all times. The Committee may create special types of Stock Purchase Accounts for administrative reasons, even though the Stock Purchase Accounts are not expressly authorized by the Plan.

         2.17     "Vested" shall mean non-forfeitable.

         The masculine gender, whenever used in this Plan, includes the feminine, the singular includes the plural and the plural includes the singular unless the context otherwise requires.

                                   ARTICLE III

                             ADMINISTRATION OF PLAN
                             ----------------------

         The Plan shall be administered by the Stock Purchase Plan Committee appointed by the Board of Directors and shall consist of three persons, all of whom shall be either directors or employees of the Company. Members of the Committee may be removed at any time by the Board of Directors and the Board of Directors shall have the power to fill any vacancy which may occur in the Committee. The Committee shall have full and final authority to make rules and regulations, subject to the express provisions of the Plan, for the administration of the Plan, to decide who shall be Eligible Persons and Participants in the Plan, the maximum Purchase Amount, to determine the method and times of purchase of shares of Common Stock, to determine the purchase price of any shares of Common Stock sold to Participants hereunder, and to settle any disputes which may arise under the terms of the Plan. The Committee's interpretations and decisions with regard to the provisions of the Plan and any rules or regulations promulgated thereunder shall be final and conclusive. A majority of the Committee shall constitute a quorum, and acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee.

                                   ARTICLE IV

                                     SHARES
                                     ------

         There shall be 500,000 shares of Common Stock reserved under the Plan, subject to adjustment in accordance with Article XIV hereof. The shares of Common Stock subject to the Plan shall be either shares of authorized but unissued Common Stock or shares of Common Stock reacquired on the open market or otherwise for the account of the Participants. The Committee shall determine from time to time whether the shares of Common Stock shall be authorized or unissued shares or reacquired shares.

                                    ARTICLE V

                     ENTRY INTO THE PLAN; PAYMENT FOR SHARES
                     ---------------------------------------

         The Committee shall determine prior to any Purchase Date, the number of shares that any Eligible Person shall be entitled to purchase on such Purchase Date pursuant to the Plan. An Eligible Person may become a Participant in the Plan only by filing with the Committee, at the address of the Company, a consent, in such form as the Committee shall approve, to become a Participant. The method of payment for the purchase of shares of Common Stock shall be determined by the Committee and may include, without limitation, cash, promissory notes, payroll deductions or any other method or combination thereof. No share of the Company's Common Stock may be issued to a Participant until such time as the Share has been fully paid for as above provided.

                                   ARTICLE VII

                               PURCHASE OF SHARES
                               ------------------

         On each Purchase Date, the amount credited to each Participant's Stock Purchase Account shall be applied to purchase, in the manner and on the terms herein provided, the number of whole shares of Common Stock determined by dividing (a) the amount theretofore contributed by the Participant pursuant to
Article V hereof and not theretofore applied to the purchase of Common Stock by
(b) the purchase price per share of Common Stock as determined pursuant to
Article VIII hereof. Any amount remaining in a Participant's Stock Purchase Account shall be held in such account and applied to the purchase of shares of Common Stock on the next Purchase Date as determined by the Committee. Except as a holder of shares of Common Stock purchased for a Participant's account, a Participant shall have no greater rights with respect to his Stock Purchase Account than an unsecured creditor of the Company.

                                  ARTICLE VIII

                                 PURCHASE PRICE
                                 --------------

         The purchase price per share of any shares of Common Stock sold to any Participant hereunder shall, in the discretion of the Committee in respect of any Purchase Date, be between fifty (50%) percent and eighty-five (85%) percent of the fair market value (including transaction costs) of shares of Common Stock on the Purchase Date. In determining the purchase price per share of any shares of the Company's Common Stock sold to any Participants hereunder, the Committee may consider a number of factors including the performance and future prospects of the Company and the relationship of the fair market value of the Company's Common Stock to other indicia of value. Anything herein to the contrary notwithstanding, the purchase price for shares of authorized but unissued Common Stock of the Company purchased pursuant to this Plan shall not be less than the par value of the Common Stock. For purposes of the Plan, the fair market value of shares of Common Stock on any date shall be determined as follows:

         (a) If the Common Stock is then listed on a national securities exchange, the "fair market value" shall be the closing price of a share of Common Stock on such exchange on the last preceding business day on which shares of Common Stock were traded.

         (b) If the Common Stock is then not listed on a national securities exchange, the "fair market value" shall be the closing price of a share of Common Stock in the over-the-counter market as reported by the Nasdaq Stock Market - National Market System ("Nasdaq") on that date or as reported on such other similar system then in use.

         (c) If the Common Stock is not then reported by Nasdaq or by such other similar system then in use, the "fair market value" shall be the closing big price as furnished by a professional market maker making a market in the Common Stock as selected by the Board of Directors.

         (d) If neither (a), (b) nor (c) applies, the "fair market value" shall be determined by the Committee in good faith. Such determination shall be binding on all persons.

         (e) In any event, the "fair market value" shall be adjusted to include actual transactions costs and expenses, including broker's commissions and fees, stock transfer taxes and the like, of reaquisition of shares of Common Stock on the open market or otherwise.

                                   ARTICLE IX

                     ISSUANCE OF SHARES; STOCK CERTIFICATES
                     --------------------------------------

         The shares of Common Stock purchased by a Participant on a Purchase Date shall, for all purposes, be deemed to have been issued and sold at the close of business on such Purchase Date. Prior to that time, none of the rights or privileges of a stockholder of the Company shall exist with respect to such shares.

         As soon as practicable after each Purchase Date, the Company will credit to each Participant's Stock Purchase Account, all whole shares purchased by each Participant on such Purchase Date. Certificates representing Common Stock purchased pursuant to the Plan may be registered in nominee or broker name or in the name of the Participant, unless the Participant shall otherwise instruct the Committee. The Company will deliver, or cause to be delivered, a certificate for the number of shares purchased if requested by the Participant. All dividends paid with respect to the shares in a Participant's Stock Purchase Account shall be credited to such account, and, unless the Participant otherwise elects, dividends credited to his Stock Purchase Account will be automatically applied to the purchase of whole shares of Common Stock on the next succeeding Purchase Date. With respect to shares of Common Stock purchased for the account of a Participant, the Participant shall be entitled to vote or to consent as a stockholder to any action with respect to which other stockholders of the Company are entitled to vote or give consent.

                                    ARTICLE X

                                   WITHDRAWAL
                                   ----------

         A Participant may withdraw from the Plan at any time during a Plan Year, upon at least thirty days prior written notice, by filing written notice of withdrawal. Upon a Participant's withdrawal, the entire amount credited to his Stock Purchase Account and not previously applied to the purchase of Common Stock shall be promptly refunded to him. Partial withdrawal will not be permitted. Any Participant who withdraws from the Plan may again become a Participant hereunder in accordance with Article V hereof.

                                   ARTICLE XI

                TERMINATION OF EMPLOYMENT OR AGENCY RELATIONSHIP
                ------------------------------------------------

         In the event of termination of the employment or retention relationship between a Participant and the Company, for any reason, including death or permanent disability (as defined in Section 22(e) (3) of the Code), the entire amount credited to his Stock Purchase Account and not previously applied to the purchase of Common Stock shall promptly be refunded to the Participant, or to the Participant's estate.

                                   ARTICLE XII

                   PROCEDURE IF INSUFFICIENT SHARES AVAILABLE
                   ------------------------------------------

         In the event that on any Purchase Date the aggregate funds available under the Plan for the purchase of shares of Common Stock would purchase a greater number of shares than the number of shares then available for purchase under the Plan, the Committee shall proportionately reduce the number of shares to be purchased by each Participant on such Purchase Date in order to eliminate such deficiency, and the Plan shall terminate immediately after such Purchase Date.

                                  ARTICLE XIII

                             RIGHTS NOT TRANSFERABLE
                             -----------------------

         Neither credit balances in a Participant's Stock Purchase Account nor any right to purchase shares of Common Stock under the Plan may be assigned, transferred, pledged, hypothecated or disposed of in any way and any attempted transfer or disposition thereof shall be null and void. If a Participant attempts to assign, transfer, pledge, hypothecate or dispose of in any way, except by will or by the applicable laws of descent and distribution, any such interest under the Plan, he shall be deemed to have requested withdrawal from the Plan and the provisions of Article X hereof shall apply with respect to such Participant.

                                   ARTICLE XIV

                RECAPITALIZATION; EFFECT OF CERTAIN TRANSACTIONS
                ------------------------------------------------

         The aggregate number of shares of Common Stock reserved for purchase under the Plan as provided in Article IV hereof shall be appropriately adjusted by the Board of Directors to reflect a stock dividend, stock split-up, share combination, exchange of shares, recapitalization, merger, consolidation, liquidation or other similar changes or transactions by the Company.

                                   ARTICLE XV

                      TERMINATION AND AMENDMENT OF THE PLAN
                      -------------------------------------

         The Plan shall continue in effect through January 1, 2007, unless terminated prior thereto pursuant to Article XII hereof or pursuant to the next succeeding sentence. The Board of Directors shall have the right to terminate the Plan at any time. In the event of expiration or termination of the Plan pursuant to this Article, the entire amount credited to the Stock Purchase Account of each Participant hereunder and not theretofore applied to the purchase of Common Stock shall be refunded to each such Participant.

         The Board of Directors may from time to time make such amendments or modifications to the Plan as it shall deem advisable, provided, however, that no such action shall prejudice or diminish any right of any Participant hereunder which shall have theretofore accrued. Other than as expressly set forth herein, the Board of Directors may not amend the Plan if such amendment would increase the cost thereof to the Company other than with the affirmative vote of a majority in interest of the Company's stockholders.

                                   ARTICLE XVI

                            APPLICATION OF THE FUNDS
                            ------------------------

         All funds withheld by the Company pursuant to the Plan which have not been applied to the purchase of Common Stock may be used for any corporate purpose by the Company.

                                  ARTICLE XVII

                          INDEMNIFICATION OF COMMITTEE
                          ----------------------------

         In addition to such other rights of indemnification as they may have as directors or officer's of the Company or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for willful misconduct in the performance of his duties.

                                  ARTICLE XVIII

                         TERMINATION OF RIGHT OF ACTION
                         ------------------------------

         Every right of action arising out of or in connection with the Plan by or on behalf of any Participant under the Plan against the Company, or any Committee Member will, irrespective of the place where an action may be brought and irrespective of the place of residence of any such Participant or Committee Member, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action is alleged to have arisen.

                                   ARTICLE XIX

                               REGULATORY MATTERS
                               ------------------

         The purchase of Common Stock on behalf of the Participants pursuant to the Plan, the issuance of Common Stock to the Participants pursuant to the Plan and the transfer of Common Stock by participants acquired pursuant to the Plan shall be subject to compliance with the requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, the requirements of any stock exchange upon which the Common Stock may then be listed and shall be subject to prior approval by the Company's legal counsel with respect to all legal matters in connection therewith.

                                   ARTICLE XX

                                  CONSTRUCTION
                                  ------------

         This Plan shall be construed and enforced in accordance with the laws of the State of Delaware.

Form of proxy card


FRONT:
------

                              LOMAK PETROLEUM, INC.

      The Board of Directors recommends a vote FOR Proposal Nos. 2, 3 and 4


1. Election of Directors  For Withheld For All
    (see reverse)         All    All   Except   _________________  2.  To approve an amendment to the       For  Against  Abstain
                          ___    ___     ___    Nominee Exception  Company's Articles of Incorporation      ___    ___     ___
                                                                   with respect to increasing the number
                                                                   of authorized shares of Common Stock
                                                                   from 35 million to 50 million shares
                                                                   and Preferred Stock from 4 million to
                                                                   10 million shares.


                                                                   3.  To approve an amendment to the       For  Against  Abstain
                                                                   Company's Stock Option Plan to increase  ___    ___     ___
                                                                   the number of authorized shares in the
                                                                   plan from 2 million to 3 million shares
                  Area reserved for                                of Common Stock.
                  Name & Address

                                                                   4.  To consider and adopt the Company's   For Against  Abstain
                                                                   1997 Stock Purchase Plan covering         ___   ___     ___
                                                                   500,000 shares.

                                                                   Date:
                                                                        ____________________________________________________, 1997

                                                                   Signature(s)
                                                                               ___________________________________________________

                                                                   Signature(s)
                                                                               ___________________________________________________

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED, AND FOR PROPOSAL NOS. 2, 3 AND 4. In accordance with their judgement the proxies are authorized to vote upon any other matters that may properly come before the meeting. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, administrator, trustee, or guardian, please give full title as such.

BACK:
-----

PROXY                                                                     PROXY

                              LOMAK PETROLEUM, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS - JUNE 19, 1997

The undersigned hereby appoints Chad L. Stephens and John H. Pinkerton, and each of them, his/her true and lawful agents and proxies with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common and Preferred stock of Lomak Petroleum, Inc. which the undersigned has power to vote, with all powers which the undersigned possess if personally present, at the Annual Meeting of Shareholders of Lomak Petroleum, Inc. to be held on June 19, 1997, and at any adjournments thereof.

1. To elect a board of seven Directors, each for one-year terms: The nominees of the Board of Directors are: Robert E. Aikman, Anthony V. Dub, Thomas J. Edelman, Allen Finkelson, Ben A. Guill, C. Rand Michaels and John H. Pinkerton

2. To approve an amendment to the Company's Articles of Incorporation with respect to increasing the number of authorized shares of Common Stock from 35 million to 50 million shares and Preferred Stock from 4 million to 10 million shares.

3. To approve an amendment to the Company's Stock Option Plan to increase the number of authorized shares in the plan from 2 million to 3 million. shares of Common Stock

4. To consider and adopt the Company's 1997 Stock Purchase Plan covering 500,000 shares.

You are encouraged to specify your choice by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted unless you sign and return this card.

 PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE.
                  (Continued and to be signed on reverse side)